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                                                                   Exhibit 10.26

(QUINTILES TRANSNATIONAL CORP. LOGO)

         Quintiles Transnational Corp.
         Post Office Box 13979
         Research Triangle Park, NC 27709-3979
         918 998 2000 / Fax 919 998 9113
         http://www.quintiles.com


February 22, 2005

Robert A. Ingram
Vice Chairman, Pharmaceuticals
GlaxoSmithKline
Five Moore Drive
RTP, NC 27709

Re: Purchase of Pharma Shares

Dear Bob,

On February 3, 2005 you were offered the opportunity to purchase shares of common stock of Pharma Services Holding, Inc. for $0.2438 per share. On February 8, you accepted the offer, purchased the shares and filed an 83(b) election. In connection with the potential tax liability to you resulting from your election, Quintiles will pay to you the amount of $79,172.24. You remain responsible for any personal tax liability whether or not this additional payment to you fully addresses your tax liability.

We recommend that you seek advice from your personal tax advisor regarding the payment.

If you have any questions, please contact me at 919-998-2018.

Sincerely,

/s/Nicky Rousseau

Nicky Rousseau
V.P., Global Compensation and Benefits